SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[X]           Soliciting Material under Rule 14a-12

JPMORGAN CHINA REGION FUND, INC.
(Name of Registrant as Specified in its Charter)

Ancora Catalyst Fund LP
Merlin Partners LP
Ancora Advisors LLC
Frederick DiSanto
Jeffrey Anderson
Ryan Hummer
Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.

[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]           Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Ancora Advisors Issues Open Letter to Stockholders of JPMorgan China Region Fund, Inc.

Ancora Advisors LLC has issued an open letter to stockholders of JPMorgan China Region Fund, Inc.  JPMorgan China Region Fund’s 2016 Annual Meeting of Stockholders will be held on a date to be announced by the company.  Attached hereto is a copy of the letter.

Important Information

This filing is not a solicitation of a proxy from any security holder of JPMorgan China Region Fund, Inc. (the “Company”).  Ancora Catalyst Fund LP and Merlin Partners LP have nominated Mr. Jeffrey Anderson and Mr. Ryan Hummer as nominees to the Company’s board of directors and submitted a non-binding stockholder proposal, and they intend to solicit votes “for” the election of Messrs. Anderson and Hummer as members of the Company’s board of directors (the “Ancora Nominees”) and “for” approval of the stockholder proposal.  Ancora Catalyst Fund LP and Merlin Partners LP will send a definitive proxy statement, WHITE proxy card and related proxy materials to stockholders of the Company seeking their support of the Ancora Nominees and the stockholder proposal at the Company’s 2016 Annual Meeting of Stockholders.  Stockholders are urged to read the definitive proxy statement and WHITE proxy card when they become available, because they will contain important information about Ancora Catalyst Fund LP, Merlin Partners LP, the Ancora Nominees, the stockholder proposal, the Company and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and WHITE proxy card (when available) and other documents filed by Ancora Advisors LLC, as the General Partner to Ancora Catalyst Fund LP and Merlin Partners LP, with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement (when available) and other related SEC documents filed by Ancora Advisors LLC, as the General Partner to Ancora Catalyst Fund LP and Merlin Partners LP, with the SEC may also be obtained free of charge from Ancora Advisors LLC.

 Participants in Solicitation

The following persons are participants in the solicitation from the Company’s stockholders of proxies in favor of the Ancora Nominees and the stockholder proposal: Ancora Catalyst Fund LP, Merlin Partners LP, Ancora Advisors LLC, Frederick DiSanto, Jeffrey Anderson and Ryan Hummer.  Other than with regard to the solicitation, the participants are not, nor has any participant been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.  The participants do not have, nor do any of the participant’s associates have, any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.  The participants have no material interest in the election of the Ancora Nominees or the approval of the stockholder proposal other than in their capacity as stockholders of the Company, as applicable.